SUBLEASE           EXHIBIT NUMBER 10.34

     THIS SUBLEASE (the  "Sublease") is entered into as of the date set forth in
Section 1.1 (g) below, by and between the Sublandlord and the Subtenant set forth below.


                               W I T N E S S E T H

     1. SUBLEASE SUMMARY AND DEFINITIONS.

     1.1 The Sublease provisions and definitions set forth in this Section 1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Sublease, the latter shall control.

(a)   SUBLANDLORD'S NAME         TCSI CORPORATION
      AND ADDRESS:               1080 Marina Village Parkway
                                 Alameda, California 94501
                                 Attention: Chief Financial Officer

(b)   SUBLANDLORD'S STATE
      OF INCORPORATION:          NEVADA

(c)   SUBTENANT'S NAME           ei ViewStar, Inc.
      AND ADDRESS:               1080 Marina Village Parkway
                                 Alameda, California  94501
                                 Attn:  Chief Financial Officer

(d)   SUBTENANT'S STATE
      OF INCORPORATION:          Delaware

(e)   GUARANTOR'S NAME           eiStream, Inc.
      AND ADDRESS:               2911 Turtle Creek Blvd., Suite 1100
                                 Dallas, Texas  75219
                                 (See Article 5, herein.)

(f)   GUARANTOR'S STATE
      OF INCORPORATION:          Delaware

(g)   SUBLEASE DATE:             May 25, 2001

(h)   OVERSUBLANDLORD'S          COMPUTER ASSOCIATES INTERNATIONAL, INC.
      NAME AND ADDRESS:          1 Computer Associates Plaza
                                 Islandia, NY  11788-7000
                                 Attention:  Senior Vice President - Facilities

(i)   OVERSUBLEASE:              Sublease dated July 12, 1996, between
                                 Sublandlord and Oversublandlord.


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(j)   OVERLANDLORD'S             MARINA VILLAGE PROPERTY MANAGEMENT
      NAME AND ADDRESS:          1150 Marina Village Parkway, Suite 100
                                 Alameda, CA 94501
                                 Attention:Peter Edelen

(k)   OVERLEASE:                 Lease dated June 25, 1992, between Overlandlord
                                 and Oversublandlord, as amended by Amendment
                                 No. 1, dated January 29, 1993, and Amendment
                                 No. 2, dated December 1, 1994.

(l)   PREMISES:                  Approximately 18,463 rentable square feet on
                                 the third floor of 1080 Marina Village Parkway, Alameda, California described in Exhibit "A," hereto (the "Premises). Prior to the Sublease
                                 Commencement Date, Sublandlord and Subtenant shall cause the Premises to be measured to determine the rentable square feet of the Premises (the "Rentable Square Footage") under the American National Standard Method for
                                 Measuring Floor Area in Office Buildings,
                                 ANSIZ65.1--1980 (reaffirmed 1989) or successor standard(s), adopted by the Building Owners and Managers Association International.

(m)   SUBLEASE  COMMENCEMENT     June 1, 2001, or upon approval by Over-Landlord
      DATE:                      or OverSublandlord, whichever is later. (See
                                 Article 3, herein.)

(n)   SUBLEASE EXPIRATION DATE:  September 30, 2004

(o)   BASE MONTHLY RENT:         The initial Base Monthly Rent (the "Initial
                                 Base Monthly Rent") shall be an amount arrived at by multiplying the Rentable Square Footage by Two Dollars and Twenty-five cents ($2.25)
                                 (full service).

(p)   FREE RENT:                 Sublandlord will provide Subtenant the first
                                 four (4) months' occupancy free of rent.

(q)   EARLY ACCESS:              Sublandlord will grant Subtenant early access
                                 to the Premises upon execution of the Sublease agreement by Subtenant and Sublandlord, and Sublandlord will no longer


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                                 show the Premises to any other party.

(r)   OPERATING EXPENSES/TAXES:  Subtenant will be responsible for paying operating expenses over the Base Year.

(s)   SECURITY DEPOSIT:          A sum equal to three (3) months of average
                                 monthly rent upon a fully executed lease agreement.

(t)   ALTERATIONS:               (See Article 8, herein.)

(u)   BASE YEAR:                 January 1 - December 31, 2001

(v)   BROKERS:
      For SUBLANDLORD:           AEGIS REALTY PARTNERS

      For SUBTENANT:             JONES LANG LASALLE

(w)   SUBTENANT'S PROPORTIONAL
      SHARE:                     20.685%

(x)   BUILDING:                  The "Building" is that certain office building
                                 commonly known as 1080 Marina Village Parkway,
                                 Alameda, California.


2. SUBLEASE GRANT.

     2.1. By lease (hereinafter referred to as the "Overlease") described above, the Overlandlord leased to Oversublandlord the Premises in accordance with the terms of the Overlease. A copy of the Overlease has been received by Subtenant. By Sublease (hereinafter referred to as the "Oversublease"), the Oversublandlord leased to Sublandlord the Premises in accordance with the terms of the Oversublease. A copy of the Oversublease has been received by Subtenant.

     2.2. In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord, upon and subject to the provisions of this Sublease, the Oversublease and the Overlease, the Premises.

     3. SUBLEASE TERM.

     3.1. Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term is herein called the "Sublease Term."


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     3.2. The Sublease  Commencement  Date shall be date as set forth in Section
1.1(m). If for any reason there is a delay in the Sublease Commencement Date, Sublandlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease, or the obligations of Subtenant hereunder, or extend the term hereof, provided, however, that if the Sublease Commencement Date is not on or before July 1, 2001, Subtenant may, in its sole discretion, terminate this Sublease.

     3.3.  Sublandlord  will grant  Subtenant  early access to the Premises upon
execution  of  the  sublease   agreement  by  Subtenant  and  Sublandlord,   and
Sublandlord will no longer show the Premises to any other party.

     4. RENT.

     4.1. Subtenant, in consideration of this Sublease, agrees to pay to Sublandlord as rent (the "Base Monthly Rent") the amounts set forth in Section 1.1, hereof. Base Monthly Rent is payable in advance and without demand, at Sublandlord's office (or such other location as Sublandlord shall designate in writing) by check, in monthly installments on the first (1st) day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. Subtenant's failure to receive an invoice from Sublandlord for the rent shall not relieve Subtenant from its obligation of timely payment hereunder. In the event the Sublease Commencement Date is after the first (1st) day of the month, Subtenant shall be entitled to a prorated credit for each such day after the first (1st) day of the month to be applied toward the next month's payment.

     4.2.  Effective  June 1 of  each  calendar  year,  following  the  Sublease
Commencement Date, of the Sublease Term, the Base Monthly Rent shall be increased by multiplying the Base Monthly Rent in effect during the immediately preceding calendar month by a fraction, the numerator of which is one hundred four (104) and the denominator of which is one hundred (100).

     4.3. As used in this Sublease, "Rent" shall mean the Base Monthly Rent, the Operating Expense reimbursements pursuant to Sections 1.1 and Article 14, and all other monetary obligations provided for in this Sublease to be paid by Subtenant, all of which constitute rental in consideration for this Sublease.

     4.4. In the event the Rent is not paid by the fifth (5th) day of any given month, interest shall accrue thereon at the maximum rate permitted by law. In addition, if the rent is not paid by the tenth (10th) day of any given month, Subtenant shall pay to Sublandlord, as liquidated damages, and not as a penalty, an additional amount equal to five percent (5%) of the rent that is due, but not less than One Hundred Dollars ($100.00).

     4.5. Anything contained in any provisions of this Sublease to the contrary notwithstanding, in consideration of Subtenant paying the security deposit pursuant to Section 1.1, and no Base Monthly Rent shall be owing for the four months June, July, August and September 2001 , Base Monthly Rent shall Commence on October 1, 2001.


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     5. GUARANTEE TO SUBLANDLORD.

     5.1 In order to induce Sublandlord to enter into the Sublease agreement with Subtenant, Guarantor hereby unconditionally and irrevocably guarantees payment and performance by the Subtenant, when due, of all of its obligations under the Sublease. If Subtenant during the term of the Sublease files for a stay of relief in United States Bankruptcy Court, Guarantor shall pay to Sublandlord any pre-petition and/or post-petition amounts that otherwise are due and not paid to Sublandlord by Subtenant.

     6. ASSIGNMENT OF SUBLETTING.

     6.1 Sublandlord and Subtenant hereby adopt the provisions of Section 6 of the Oversublease with respect to assignment and subleasing of the Premises. Notwithstanding the foregoing, any assignment or subleasing by Subtenant shall be expressly conditioned upon the receipt of consent by the Oversublandlord.

     7. TERMS OF THE OVERLEASE AND OVERSUBLEASE.

     7.1. Except as herein otherwise expressly provided, and except for the obligation to pay rent and additional rent under the Overlease and the Oversublease (collectively, the "Overleases"), all of the terms, covenants, conditions and provisions in the Overleases are hereby incorporated in, and made a part of, this Sublease, and such rights and obligations as are contained in the Overleases are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the landlords in the Overleases, and the Subtenant herein being substituted for the tenants named in the Overleases; provided, however, that the Sublandlord herein shall not be liable for any defaults by Overlandlord or Oversublandlord. Neither Sublandlord nor Sublandlord nor Subtenant shall take any action that shall cause there to occur a default under the terms of the Overleases (or either of them), nor shall either fail to take any action the failure of which shall cause there to occur such default. If the Overleases (or either of them), nor shall either fail to take any action the failure of which shall cause there to occur such default. If the Overleases (or either of them) shall be terminated for any reason during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear excepted. Sublandlord and Subtenant shall promptly deliver to the other any and all notices received from the Overlandlord or Oversublandlord or their agents that affect the other's rights or obligations under the Overleases (or either of them) or this Sublease.

     7.2. This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overleases hereafter made between the parties thereto, provided that any such amendment or supplement to the Overleases (or either of them) will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease, or in any other way materially adversely affect Subtenant.


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     7.3. This Sublease is subject and  subordinate to the Overleases and to all ground or underlying leases and to all mortgages that may now or hereafter affect such leases or the real property of which the Premises are a part, and
all  renewals,  modifications,   replacements  and  extensions  of  any  of  the
foregoing. This Section 7.3 shall be self-operative, and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

     8. CONDITION OF PREMISES.

     8.1. Subtenant agrees to take the Premises "as is." Notwithstanding the foregoing, if a duly authorized regulatory authority or court of competent jurisdiction shall hereafter determine that the Premises violate the terms of the Americans With Disabilities Act (the "ADA"), and that such violation existed prior to the Sublease Commencement Date, then the cost of abating the violation shall be borne by Sublandlord; provided, further, that if such violation results from any alteration or improvement of the Premises performed by or at the direction of Subtenant, then the cost of abating the violation shall be borne by Subtenant.

     9. USE OF PREMISES.

     9.1 Subtenant agrees that the Premises shall be occupied only as executive, administrative and general offices for Subtenant's business.

     10. CONSENT OF OVERLANDLORD AND OVERSUBLANDLORD.

     10.1 This Sublease is conditioned upon the consent thereto by Overlandlord and the Oversublandlord (collectively, the "Overlandlords"), which consent shall be evidenced by Overlandlords' signatures appended hereto or separate consents in the form utilized by Overlandlords for such purposes. Subtenant shall be solely responsible for any fees or charges imposed by Overlandlords in connection with the obtaining of such consent. Provided Overlandlords' consent does not materially affect the terms of this Sublease, Subtenant shall immediately execute any documents requested by Overlandlords in order to obtain Overlandlords' approval; and, in the event such documents are not signed and returned by Subtenant within five (5) days of receipt, Subtenant hereby appoints Sublandlord as its attorney-in-fact and authorizes Sublandlord to execute same on Subtenant's behalf.

     10.2 Sublandlord makes no representation with respect to obtaining Overlandlords' approval of this Sublease and, in the event that Overlandlords (or either of them) notify Sublandlord that Overlandlords (or either of them) will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlords (or either of them), this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

     10.3 Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of


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Overlandlord and/or Oversublandlord. If Overlandlord and/or Oversublandlord
should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval, whether or not such refusal, in Subtenant's opinion, is arbitrary or unreasonable.

     11. DEFAULT.

     11.1 Subtenant acknowledges that the services to be rendered to the Premises are not to be rendered by Overlandlord. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord and/or Oversublandlord under the Overlease or Oversublease exists, then, and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord or Oversublandlord (as the case may be), and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

     11.2 Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and/or Oversublandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease or the Oversublease (as the case may be) even if such time period is shorter than the period otherwise allowed in the Overlease or the Oversublease (as the case may be), due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord and/or Oversublandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease and/or the Oversublease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord, Oversublandlord or from any governmental authorities.

     11.3 If and whenever there shall occur any event of default of this Sublease, Sublandlord may, at Sublandlord's option, in addition to any other remedy of right given under the Overlease or the Oversublease or by the law or equity, do any one or more of the following:

          (a)  Terminate  this  Sublease,   in  which  event   Subtenant   shall
     immediately surrender possession of the Premise to Sublandlord;

          (b) Terminate Subtenant's right to possession of the Premises under this Sublease without terminating the Sublease itself, by written notice to Subtenant, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;

          (c) Enter upon the Premises by force if necessary without being liable for prosecution or any claim for damages therefore, and do whatever
     Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any direct or indirect expense that Sublandlord, Oversublandlord or Overlandlord may incur in thus effecting


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     compliance with Subtenant's  obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action.

     11.4 It is hereby expressly stipulated by Sublandlord and Subtenant that any of the above listed actions, including, without limitation, termination of this Sublease, termination of Subtenant's right to possession, and reentry by Sublandlord, will not affect the obligations of Subtenant for the unexpired Sublease Term, including the obligations to pay unaccrued monthly rentals and other charges provided in this Sublease for the remaining portion of the Sublease Term. Sublandlord is entitled to the same remedies as Overlandlord has under the Overlease in addition to the above.

     12. SUBLANDLORD REPRESENTATION.

     12.1 Sublandlord represents (a) that it is the holder of the interest of the Subtenant under the Oversublease, and (b) that the Oversublease is in full force and effect and no default exists under the Oversublease.

     13. BROKERS.

     13.1 Each party hereto covenants, represents and warrants to the other that it has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than the brokers identified in
Section 1.1 (v), above, and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof.

     14. OPERATING EXPENSES/TAXES.

     14.1 All charges for standard Operating Expenses and Property Taxes, as defined in the Overlease, incurred during normal business hours for the Base Year set forth in Section 1.1 (u), above, shall be included in the Base Monthly Rent herein.

     14.2 Subtenant shall pay to Sublandlord Subtenant's Proportional Share of increases above the Base Year in Operating Expenses and Property Taxes passed through to Sublandlord pursuant to the terms of the Oversublease. Upon Sublandlord's receipt of Oversublandlord's statement setting forth the amount of Sublandlord's share of Operating Expenses and Property Taxes, Sublandlord shall prepare and deliver to Subtenant a statement setting forth the calculation of Subtenant's Proportional Share of increase above the Base Year. Subtenant shall pay, as additional rent, the amount set forth in said statement within ten (10) days of Subtenant's receipt thereof.

     15 ALTERATIONS.

     15.1. In the event Subtenant is permitted to perform alterations in the Premises hereunder, Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without submitting detailed plans and construction schedules to Sublandlord and receiving Sublandlord's prior written consent


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to  such  plans.  Subtenant  shall  make  no  changes,  alterations,  additions, improvements or decorations that would result in Overlandlord or Oversublandlord charging Sublandlord for the cost of same, including any removal costs associated therewith, and Subtenant shall comply with all laws and regulations relating to such construction, including, but not limited to, receipt of
certificates  of  occupancy,   permits  and  ADA  requirements,   and  shall  be
responsible  for  all  costs  associated   therewith.   Sublandlord  may  impose
reasonable guidelines as may be necessary to protect its occupancy and rights provided in the Overlease and Oversublease, including placing reasonable restrictions on times when certain types of work may be performed in order to prevent undue intrusion and noise to Sublandlord or other tenants in the building.

     16. SECURITY DEPOSIT.

     16.1 As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, Subtenant is simultaneously herewith delivering to Sublandlord a security deposit in the amount set forth in Section 1.1 (s) (the "Security Deposit"). In the event that Sublandlord applies any portion of the Security Deposit in respect of a default by Subtenant, Subtenant shall forthwith restore the amount so applied so that at all times the amount of the Security Deposit shall be not less than the security required to be maintained from time to time. Sublandlord may apply the whole or any part of the Security Deposit to the extent required for the payment of any sum as to which Subtenant is in default, or for any sum that Sublandlord may expend or may be required to expend by reason of Subtenant's default.

     16.2 In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, that portion of the Security Deposit not used or applied by Sublandlord shall be returned to Subtenant within thirty (30) days after the Sublease Expiration Date and after delivery of entire possession of the Premises to Sublandlord, Oversublandlord or Overlandlord, as the case may be.

     17. PARKING.

     17.1 Subtenant shall be entitled to three and four tenths (3.4) parking spaces (free of charge) per one thousand (1,000) Rentable Square Footage of Premises.

     17.2 Sublandlord has installed data and phone cabling throughout the Premises. Subtenant shall have the right, but not the obligation, to use any such wiring during the Sublease Term.

     17.3 Subtenant shall have the right to install reasonable signage in and about the Premises, consistent with that allowed the previous Subtenant (Myturn.com, Inc.), subject to the reasonable consent of Overlandlord, Oversublandlord and Sublandlord, and further subject to all applicable law.

     17.4  Subject  to  the  terms  of  the  Overlease  and  the   Oversublease,
Subtenant's  authorized  employees shall have access to the Premises twenty-four
(24) hours per day, three hundred sixty-five (365) days per year.


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     18. QUIET ENJOYMENT.

     18.1. So long as the Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly, have, hold and enjoy the Premises, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

     18.2 In the event Subtenant does not completely vacate the Premises by the Sublease Expiration Date or earlier termination of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord in respect of any and all holdover charges or penalties imposed under the Overlease or the Oversublease upon Sublandlord in respect of the Premises and in respect of any and all costs, liabilities or expenses (including attorney's fees) suffered by Sublandlord in respect of same, as and when such costs, liabilities or expenses are incurred. In this regards, Subtenant shall, if requested by Sublandlord, in Sublandlord's sole discretion, defend Sublandlord against any action or proceeding brought against Sublandlord that arises out of said holdover.

     19. NO WAIVER.

     19.1 The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease or of any of the Rules and Regulations set forth or hereafter adopted by Sublandlord, shall not prevent a subsequent act that would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing, signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment accept such check or payment without prejudice to Sublandlord's right to recover the balance of such Base Rent, additional rent or other charge, or pursue any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing, signed by Sublandlord. No employee of Sublandlord or Sublandlord's agent shall have any power to accept the keys of the demised premises prior to the termination of the Sublease, and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the demised premises.

     20. NOTICES.

     20.1 Any notice, demand or communication which, under the terms of this Sublease or under any statue or municipal regulation, must or may be given or made by the parties hereto shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, to the address and person designated in Sections 1.1(a) and (c), herein.

     Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof. In the event Subtenant's address is not set forth above, notice to Subtenant shall be deemed sufficient if sent to the Premises.

     21. MISCELLANEOUS.

     21.1 Where applicable, Subtenant shall be responsible for all additional costs incurred as a result of this Sublease, including, but not limited to, security cards, keys and parking cards.

     21.2 This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     21.3 This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This Section 21.3 shall be not deemed to modify the provisions of Section 10, hereof.

     21.4 This Sublease constitutes the entire agreement between the parties, and all representations and understandings have been merged herein.

     21.5 This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.




                    (The signature page follows this page.)

IN WITNESS WHERE OF, the parties have hereunto set their hands and seals on the day and year first above written.


                                         EI VIEWSTAR, INC., Subtenant


                                         By:  /s/ John D. Woolf
                                              -----------------
                                              John D. Woolf, C.F.O.



                                         EISTREAM, INC., Guarantor


                                         By:  /s/ John D. Woolf
                                              -----------------
                                              John D. Woolf, C.F.O.



                                         TCSI CORPORATION, Sublandlord


                                         By:  /s/ Kenneth Elmer, C.F.O.
                                              -------------------------
                                              Kenneth Elmer, C.F.O.